UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — February 13, 2018
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INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

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Ireland	001-34400	98-0626632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170/175 Lakeview Drive
Airside Business Park
Swords, Co. Dublin
Ireland
(Address of principal executive offices, including zip code)

+(353)(0)18707400
(Registrant’s phone number, including area code)

N/A
(Former name or former address, if changed since last report)
____________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.
In connection with the Offering (as defined below in Item 8.01) by Ingersoll-Rand Global Holding Company Limited (the “Issuer”), a wholly-owned subsidiary of Ingersoll-Rand plc (the “Company”) and the redemption (the “Redemption”) of the 6.875% Senior Notes due 2018 (the “2018 Notes”) and the 2.875% Senior Notes due 2019 (the “2019 Notes”), the redemption premium expense, before tax, for the early retirement of the 2018 Notes and the 2019 Notes will be approximately $16 million. As a result of the Offering and the Redemption, the Company expects to reduce its interest expense on an annualized basis by approximately $19 million per year (before tax costs). For the year 2018, since the new financing occurred in February and the Company anticipates settling the redemption in March, the Company will not have a full year of interest savings and will incur interest on both notes during the redemption notice period. As a result, the Company expects net savings before tax in 2018 of approximately $11 million, excluding the impact of the redemption expense.
Item 8.01.    Other Events.
On February 13, 2018, the Issuer priced the previously announced offering (the “Offering”) of $300 million aggregate principal amount of 2.900% Senior Notes due 2021, $550 million aggregate principal amount of 3.750% Senior Notes due 2028 and $300 million aggregate principal amount of 4.300% Senior Notes due 2048 (collectively, the “Notes”). The Notes will be guaranteed by the Company and by Ingersoll-Rand Luxembourg Finance S.A., Ingersoll-Rand Lux International Holding Company S.à r.l., Ingersoll-Rand Irish Holdings Unlimited Company and Ingersoll-Rand Company, each of which is a wholly-owned subsidiary of the Company (collectively, the “Guarantors”). In connection with the Offering, the Issuer and the Guarantors entered into an underwriting agreement, dated as of February 13, 2018 (the “Underwriting Agreement”), with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.
The foregoing description is a summary of the Underwriting Agreement and does not purport to be a complete statement of the parties’ rights and obligations thereunder. The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.
The Offering of the Notes was made pursuant to a shelf registration statement on Form S-3ASR (File No. 333-221265), which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on November 1, 2017. A prospectus supplement, dated February 13, 2018, relating to the Offering of Notes and supplementing the prospectus was filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.

Exhibits No	Description
1.1
Underwriting Agreement, dated as of February 13, 2018, by and among Ingersoll-Rand Global Holding Company Limited, as issuer, Ingersoll-Rand plc, Ingersoll-Rand Luxembourg Finance S.A., Ingersoll-Rand Lux International Holding Company S.à r.l., Ingersoll-Rand Irish Holdings Unlimited Company and Ingersoll-Rand Company, as guarantors, and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PLC (Registrant)

Date:	February 20, 2018	/s/ Evan M. Turtz
Secretary